Certificate No. R-                                           ________ Rights




                NOT EXERCISABLE AFTER MAY ___, 2008 OR EARLIER IF
              REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT
                 TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
                 ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate



                              TII INDUSTRIES, INC.

         This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May __, 1998 (the "Rights Agreement"), between TII Industries, Inc., a Delaware corporation (the "Company"), and Harris Trust (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York time, on May __, 2008 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series D Junior Participating Preferred Stock of the Company, par value $1.00 per share (the "Preferred Shares"), at a purchase price of $30 per one one-thousandth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of May __, 1998 based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged, in whole or in part, for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in, lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.



Dated as of May __, 1998.

                                               TII  INDUSTIRES, INC.


                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:



Countersigned:


Harris Trust and Savings Bank, Rights Agent


By:
   --------------------------------
   Name:
   Title:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates)

FOR VALUE RECEIVED
                   -------------------------------------------------------------
hereby sells, assigns and transfers unto
                                         ---------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                               ,
      -------------------------------




                                             -----------------------------------
                                                  Signature


--------------------------------------------------------------------------------

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate (cross out one of the following) [is] [is not] being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned (cross out one of the following) [did] [did not] acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:                          ,
      --------------------------




                                        ----------------------------------------
                                             Signature

                                     NOTICE

          The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)

To:  TII Industries, Inc.

          The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the number of shares of one one-thousandths of a share of Preferred Stock or, if applicable, Common Stock (or fractions thereof), issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------
           (Please insert social security or other identifying number)


Dated:                          ,
      --------------------------


                                              ----------------------------------
                                                  Signature


--------------------------------------------------------------------------------

                                   CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) Rights evidenced by this Rights Certificate (cross out one of the following) [are] [are not] being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned (cross out one of the following) [did ] [did not] acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:                        ,
      ------------------------


                                             -----------------------------------
                                                  Signature


--------------------------------------------------------------------------------

                                     NOTICE

          The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


--------------------------------------------------------------------------------

                                     WARNING

In the event the Certificate set forth above in the Assignment and Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.







                                     - 1 -